As filed with the Securities and Exchange Commission on May 19, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

S&W SEED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-1275784
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

25552 South Butte Avenue
Five Points, California	93624
(Address of Principal Executive Office)	(Zip Code)

S&W Seed Company Amended and Restated
2009 Equity Incentive Plan
(Full Title of Plan)

Mark S. Grewal
25552 South Butte Avenue
Five Points, CA 93624
(Name and Address of Agent for Service)

(559) 884-2535
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be		Offering Price per	Aggregate Offering	Amount of
be Registered	Registered		Share (2)	Price (3)	Registration Fee
Common stock, $0.001 par value	1,700,000	(1)	$7.24	$12,308,000	$1,586

__________________________

(1)           Represents additional shares of common stock issuable under the Registrant's Amended and Restated 2009 Equity Incentive Plan.  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to register an indeterminate amount of such additional number of shares of the Registrant's common stock as may be issuable pursuant to stock split, stock dividend or the like.

(2)           Pursuant to Rules 457(c) and 457(h) of the Securities Act, the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's common stock on the Nasdaq Capital Market on May 14, 2014.

(3)           Estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

On October 4, 2010, S&W Seed Company (the "Company" or "Registrant") filed Registration Statement No. 333-1697428 on Form S-8 (the "Original Registration Statement") to register 750,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") issuable under the Company's 2009 Equity Incentive Plan (the "Original Plan"). The contents of the Original Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

In December 2012, the Company's stockholders approved the Amended and Restated 2009 Equity Incentive Plan (the "Amended Plan"). Among other modifications, the Amended Plan increased the maximum number of shares of Common Stock available for issuance under the Original Plan from 750,000 shares to 1,250,000 shares and was approved by the Company's stockholders in December 2012. In September 2013, the Company's Board of Directors approved a technical amendment to the Amended Plan ("Amendment No. 1"). In December 2013, the Company's stockholders approved an amendment to the Amended Plan solely to increase to the maximum number of shares of Common Stock available for issuance under the Amended Plan from 1,250,000 shares to 1,700,000 shares (the "Amendment No. 2"). The Original Plan and the Amended Plan as amended by Amendment Nos. 1 and 2 are collectively referred to herein as the "Equity Incentive Plan." Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register the 950,000 additional shares of Common Stock approved by the Company's stockholders in December 2012 and December 2013 and available for issuance under the Equity Incentive Plan.

This Registration Statement also includes a reoffer prospectus (the "Reoffer Prospectus") prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3, and may be used for reoffers of shares of common stock (acquired, or to be acquired pursuant to the exercise or settlement of securities granted under the Equity Incentive Plan) that are defined as "control securities" or "restricted securities" under General Instruction C of Form S-8.

[Note: The Reoffer Prospectus referred to in this Explanatory Note follows this page.]

PROSPECTUS

S&W SEED COMPANY

1,215,000 shares of common stock

This prospectus relates to the reoffer and resale by officers, directors, employees and other service providers of S&W Seed Company (the "Company") of up to 1,215,000 shares of the Company's common stock, $0.001 par value, that are defined as "control securities" or "restricted securities" under Instruction C to Form S-8 (the "Shares").  These officers, directors, employees and other service providers ("Selling Shareholders") acquired or may acquire the Shares as the result of grants made to them under the Company's Amended and Restated 2009 Equity Incentive Plan, as amended (the "Equity Incentive Plan"), including grants of restricted stock, restricted stock units and stock options.

The Selling Shareholders will determine when they will sell their Shares, and may sell their Shares at the then-prevailing market price or at prices negotiated at the time of sale.  We will not receive any proceeds from these sales.  The brokers and dealers that the Selling Shareholders may utilize in selling their Shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the Shares.

Our common stock is traded on the Nasdaq Capital Market under the symbol "SANW." On May 14, 2014, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.32 per share.

Our principal executive offices are located at 25552 South Butte Avenue, Five Points, CA 93624.

Investing in the Shares involves risks.  See "Risk Factors" beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus May 19, 2014.

i

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or amendment.  We have not authorized any other person to provide you with different information.  Information contained on our website does not constitute a part of this prospectus.  The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or common stock is sold.

Trademarks, service marks or trade names of any other companies appearing in this prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us, and or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. While we believe that this summary highlights some of the most important information about S&W Seed Company and this offering, you should read this entire prospectus and the documents incorporated by reference carefully, including "Risk Factors" before deciding to invest in our common stock. Unless the context requires otherwise or unless otherwise noted, all references to "S&W Seed" or "S&W" are to S&W Seed Company, a Nevada corporation, and its subsidiaries, and all references to "we," "us" or "our" are to S&W Seed Company and its subsidiaries.

Business Overview

Founded in 1980 and headquartered in the Central Valley of California, we are the leading producer of warm climate, high-yield alfalfa seed varieties, including varieties that can thrive in poor, saline soils. We also offer seed cleaning and processing for other seed manufacturers. Until we incorporated in 2009, our business was operated for almost 30 years as a general partnership and was owned by five general partners. We incorporated in October 2009 in Delaware, having bought out the former partners between June 2008 and May 2010, and reincorporated as a Nevada corporation in December 2011. Following our initial public offering in fiscal 2010, we expanded certain pre-existing business initiatives and added new ones, including:

●

increasing our farming acreage dedicated to alfalfa seed production by both acquisition of leased and purchased farmland and by increasing the number of acres under contract with growers in the Central and Imperial Valleys of California;

●

teaming with Forage Genetics International, LLC ("Forage Genetics") and Monsanto Corporation ("Monsanto") to develop genetically modified organism (GMO) alfalfa seeds, using our germplasm and Monsanto's genetically modified traits;

●	developing stevia varieties in response to growing demand for the all-natural, zero calorie sweetener;
●	acquiring the customer list of our primary international distributor of alfalfa seed;
●	entering into the dormant market via the acquisition of dormant germplasm in August 2012;
●	entering into production of non-GMO seed in the Imperial Valley, California by purchasing farmland and by acquisition of Imperial Valley Seeds, Inc. ("IVS") in October 2012; and
●	entering into production of non-GMO seed in Australia by acquisition in April 2013 of the dominant local producer, Seed Genetics International Pty Ltd ("SGI").

Our combination with SGI creates the world's largest non-dormant alfalfa seed company, and our combined company will have the competitive advantages of year-round production, which extends to all areas of the alfalfa seed business, including sales, inventory management and cash collection cycles. SGI was incorporated as a limited proprietary corporation in South Australia in 1993, as Harkness Group, it changed its name to Seed Genetics Australia Pty Ltd in 2002, and in 2011 changed its name to Seed Genetics International Pty Ltd. SGI's principal office space is located in Unley, South Australia.

We also own a seed-cleaning and processing facility in Five Points, California that was modernized and rebuilt in the late 1980's. The property encompasses a total of 40 acres, including 35 acres that are in reserve for future development and five acres with permanent structures and three seed-processing lines. In recent years, the facility has operated at less than 25% of capacity, providing ample opportunity for growth, both in terms of cleaning the alfalfa seed we grow or purchase from our growers and providing cleaning services for San Joaquin Valley growers of small grains such as wheat, barley and triticale.

Our principal business office is located at 25552 South Butte Avenue, Five Points, CA 93624, and our telephone is number (559) 884-2535. Our website address is www.swseedco.com. Information contained on our website or any other website does not constitute part of this prospectus.

This Offering

Shares of common stock offered by Selling Shareholders	1,215,000

Offering price

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The sales may be at fixed or negotiated prices.

The Nasdaq Capital Market Symbol	SANW

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties discussed in the section entitled "Risk Factors" in our annual report on Form 10-K for the year ended June 30, 2013, which is incorporated by reference into this prospectus. You should carefully consider the risk factors before purchasing our securities. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows and other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding our ability to raise capital in the future; any statements concerning expected development, performance or market acceptance relating to our products or services or our ability to expand our grower or customer bases; any statements regarding future economic conditions or performance; any statements of expectation or belief; any statements regarding our ability to retain key employees; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "will," "plan," "project," "seek," "should," "target," "will," "would," and similar expressions or variations intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Risks, uncertainties and assumptions include the possibility that certain foreign markets into which our seed is sold may be adversely impacted by discounted pricing of non-proprietary seed by competitors; our alfalfa seed growers choose to grow more profitable crops instead of our alfalfa seed; a decline in the dairy industry; macro-economic and geopolitical trends and events; the execution and performance of contracts by our company and our customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; the outcome of pending or future legislation or court decisions and pending or future accounting pronouncements; and other risks that are described herein, including but not limited to the items discussed in "Risk Factors" below, and that are otherwise described or updated from time to time in our Commission reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Many factors discussed in this Prospectus, some of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from the forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of a forward-looking statement in this prospectus as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this prospectus. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SELLING SHAREHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resale by the Selling Shareholders. The Selling Shareholders are either holders of "restricted securities" or "control securities" acquired under the Equity Incentive Plan or directors, officers or others who may be deemed to be "affiliates" who acquired or may acquire Shares under the Equity Incentive Plan. The Selling Shareholders may resell any or all of the Shares at any time while this prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Company who acquire common stock under the Equity Incentive Plan may be added to the list of Selling Shareholders and the Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the Securities and Exchange Commission (the "SEC"). Furthermore, certain unnamed non- affiliates, each of whom holds less than the lesser of 1,000 shares or one percent of the Shares issuable under the Equity Incentive Plan, may use this prospectus for reoffers and resales of Shares up to that amount.

The inclusion of Shares in the table below does not constitute a commitment to sell any of the Shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Eligible to be Offered by the Selling Shareholders(2)	Number of Shares Beneficially Owned After Completion of the Offering(3)	Percentage of the Class Owned After Completion of the Offering(3)
Glen D. Bornt	Director	196,000	19,500	180,000	1.4%
Michael C. Culhane	Director	56,000	59,500	-	*
Fred G. Fabre	VP of Sales & Marketing	224,584	20,000	220,000	1.7%
Michael M. Fleming	Director	57,000	59,500	1,000	*
Danielson B. Gardner	VP of Breeding	32,502	65,000	-	*
Mark S. Grewal	President, CEO and Director	362,294	425,000	42,390	*
Mark J. Harvey	Director	219,716	7,000	216,216	1.7%
Dennis C. Jury	EVP and COO	222,301	26,000	216,217	1.7%
Charles B. Seidler	Director	104,680	59,500	48,680	*
Matthew K. Szot	SVP and CFO	128,157	235,000	-	*
Ann M. Veneman	Director	16,000	19,500	-	*
Grover T. Wickersham	Director	738,823(4)	219,500	618,601(4)	4.9%

* Represents less than 1%.

(1) Includes shares of common stock beneficially owned or that may be acquired upon exercise of options or warrants exercisable within sixty (60) days of the date of May 14, 2014.

(2) Represents the number of Shares granted, or underlying restricted stock unit or stock option awards granted pursuant to the Equity Incentive Plan (whether currently vested or unvested).

(3) Assumes the exercise and resale of all Shares acquired by the Selling Shareholder pursuant to the Equity Incentive Plan and that a total of 12,702,399 shares of common stock will be issued and outstanding after the Offering.

(4) Includes indirect ownership of 459,142 shares that are directly held as follows: 360,000 shares held by a limited partnership, the general partnership of which is wholly owned by Mr. Wickersham; 24,397 shares held by an irrevocable trust of Mr. Wickersham's minor daughter for which Mr. Wickersham serves as the trustee; 51,022 shares held by a corporation that is wholly owned by Mr. Wickersham; and 23,723 shares held by a corporation in which Mr. Wickersham is a director, executive officer and controlling shareholder. Mr. Wickersham may be deemed to be the beneficial owner of these shares but he disclaims beneficial ownership of the securities owned by the trust and the shares owned by the corporate entities except to the extent of his pecuniary interest in such entities.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered by this prospectus.  We will not receive any of the proceeds from the sale of the Shares, but we have agreed to pay the expenses of preparing this prospectus and the related registration statement.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at market or negotiated prices.  It is possible that the increase in securities available on the market will have a negative effect on the resale price of our securities and may make it difficult for purchasers to resell the securities at a profit or at all.

The Selling Shareholders also may sell Shares under Rule 144 of the Securities Act if available, rather than under this prospectus.  The Selling Shareholders may engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares or warrants in connection with these trades.  Unless prohibited by Company policy or applicable rules or regulations, the Selling Shareholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares or warrants.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from either the Selling Shareholders or, if any broker-dealer acts as agent for the purchaser, from the purchaser, in amounts to be negotiated.  It is not expected that these commissions and discounts would exceed what is customary in the types of transactions involved.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have elected to pay all fees and expenses incident to the registration of the Shares being registered herein.  We are not required to pay commissions and other selling expenses.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, all with a par value of $0.001 per share. As of May 14, 2014, we had 11,649,063 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock that we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock that we may issue in the future.

Preferred Stock

Our board of directors, without any further vote or action by our stockholders, has the authority to issue up to an aggregate of 5,000,000 shares of preferred stock from time to time, in one or more classes or series or shares, on terms that it may determine, the rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series.

We believe that our board of directors' ability to issue preferred stock on such a wide variety of terms will enable the preferred stock to be used for important corporate purposes, such as financing acquisitions or raising additional capital. Were it inclined to do so, our board of directors could issue all or part of the preferred stock with, among other things, substantial voting power or advantageous conversion rights. This stock could be issued to persons deemed by our board of directors likely to support our current management in a context for control of us, either as a precautionary measure or in response to a specific takeover threat.

The issuance of preferred stock may delay, deter or prevent a change in control.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Nevada Revised Statutes ("NRS") 78.378 to 78.3793 contain anti-takeover provisions in certain circumstances whereby a person acquires a controlling interest in a Nevada corporation (the "Controlling Interest Law"). This law generally provides that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market will be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to grant such voting rights in whole or in part to the investor. Under the law, a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the law, would bring its voting power to elect directors within any of the following three ranges: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more.

This law defines an "acquisition" as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding voting shares. A corporation's articles of incorporation or bylaws may provide that the Controlling Interest Law does not apply to the corporation. Neither our articles of incorporation nor our bylaws exclude us from the application of the Controlling Interest Law.

However, this law is applicable only to a Nevada corporation (1) with 200 or more stockholders (100 of whom are both stockholders of record and residents of Nevada), and (2) that does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record who are residents of Nevada. Therefore, the provisions of the Controlling Interest Law do not currently apply to acquisitions of our shares and will not until the number of our stockholders of record who are residents of Nevada exceeds 100. If the Controlling Interest Law becomes applicable to us, its application may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

In addition, our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

Certain provisions of our bylaws may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other shareholder proposals. Our bylaws establish advance notice procedures for stockholder proposals to be brought before an annual meeting of stockholders, and for proposed nominations of candidates for election to our board of directors at an annual or special meeting of stockholders. Generally, such notices must be received by our corporate secretary, in the case of an annual meeting, between 90 days and 120 days prior to the first anniversary of the preceding year's annual meeting and, in the case of a special meeting called for the purpose of electing directors, between 90 and 120 days prior to the date of the special meeting or within 10 days after the day on which public announcement of the date of the special meeting is first made by us. In addition, the exclusive authority to adopt, amend or repeal our bylaws is vested with our board of directors.

Class B Warrants

General.    As of May 14, 2014, we had 1,410,500 Class B warrants outstanding. Our Class B warrants may be exercised until their expiration date, which is May 3, 2015. Each Class B warrant entitles the holder to purchase one share of our common stock at an exercise price of $11.00 per share. This exercise price will be adjusted if specific events, summarized below, occur. A holder of Class B warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If, at their expiration date, the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the Class B warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants.

Redemption.    The Class B warrants are redeemable at our option for $0.25 upon 30 days prior written notice, provided our common stock has closed at a price at least equal to $13.75 for five consecutive trading days.

Provisions Applicable to the Class B Warrants

Exercise.    The holders of the warrants may exercise them only if a current registration statement is then in effect. Fractional shares of common stock will not be issued upon exercise of the warrants.

Adjustments in Certain Events.    The warrants provide for adjustment of the number of shares for which each warrant is exercisable if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, the total number of shares of common stock purchasable on exercise of a warrant will be adjusted so that the holder of a warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the warrant holder had exercised the warrant before the event causing the adjustment and held the securities received on such exercise through the record date for the event. The aggregate exercise price of the warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted warrant. We will make equivalent changes in the warrants if we effect a reverse stock split.

In the event of a capital reorganization or reclassification of our common stock, the warrants will be adjusted so that thereafter each warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the warrant had been exercised before the capital reorganization or reclassification of our common stock and the securities received on such exercise had been held through the record date of the recapitalization.

If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that warrant holders will be entitled to receive upon exercise of a warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the warrant was exercisable immediately before the transaction. No adjustment to the warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Amended and Restated 2009 Equity Incentive Plan

The number of shares of common stock covered by outstanding awards granted under the Equity Incentive Plan shall not in the aggregate exceed 1,700,000 (subject to adjustment for stock splits and similar capital changes). Employees, directors, consultants, and other service providers are eligible to receive stock option grants under the Equity Incentive Plan. Only employees are eligible to receive incentive stock options; others may receive nonstatutory stock options. As of May 14, 2014, there were outstanding and unexercised options to purchase 1,087,000 shares under our Equity Incentive Plan.

Our Equity Incentive Plan also authorizes the grant of shares of restricted common stock and restricted stock units to employees, directors, consultants, and other service providers. The vesting of shares of restricted stock or of shares underlying restricted stock units granted under the Equity Incentive Plan may occur over a specified period of time or be based upon performance metrics announced at the time of grant. As of May 14, 2014, 73,000 restricted shares and 280,000 restricted stock units had been granted under the Equity Incentive Plan. And, as of May 14, 2014, 191,336 restricted stock units were outstanding under the Equity Incentive Plan.

Authorized but Unissued Shares

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol "SANW."

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock and the warrant agent for our Class B warrants is Transfer Online, Inc., Portland, Oregon.

INDEMNIFICATION

Nevada Revised Statutes ("NRS") 78.138(7) provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party would not be liable pursuant to NRS 78.138 or the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

NRS 78.7502(2) empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such Indemnified Party) in connection with the defense or settlement of such action or suit if such Indemnified Party would not be liable pursuant to NRS 78.138 or such Indemnified Party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of NRS 78.7502 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

NRS 78.751(2) provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition, upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

NRS 78.751(3) provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which an Indemnified Party may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office; provided, however, that unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses pursuant to NRS 78.751(2), indemnification may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such Indemnified Party or liability and expenses incurred by such Indemnified Party, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the NRS. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

The Company has a contract for insurance coverage under which the Company and certain Indemnified Parties (including the directors and officers of the Company) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such Indemnified Parties.

Effective September 21, 2013, each director of the Company entered into an indemnification agreement (each, an "Indemnification Agreement") which supplements the indemnification rights provided under the Company's articles of incorporation, bylaws, and applicable law. In addition, each director of the Company's wholly owned subsidiaries, S&W Seed Australia Pty Ltd and Seed Genetics International Pty Ltd (each, a "Subsidiary"), entered into separate indemnification agreements with the Company which are substantially in the form of the Indemnification Agreement but relate to service as a director of the Subsidiary. The Indemnification Agreement provides that the Company will indemnify the director (the "Indemnitee") against all expenses (as defined in the agreement) actually and reasonably incurred by the Indemnitee and arising out of his service as a director to the fullest extent permitted by the Company's articles of incorporation, bylaws, and Nevada law or other applicable law and to any greater extent that applicable law may in the future permit. The Indemnification Agreement also provides procedures for the determination of an Indemnitee's right to receive indemnification and the advancement of expenses.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling S&W Seed Company pursuant to applicable state law, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8. The SEC allows this filing to "incorporate by reference" information that we previously have filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	Our Annual Report on Form 10-K filed on September 30, 2013, which contains audited financial statements for the fiscal year ended June 30, 2013;
•	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2013;
•	Our Quarterly Reports on Form 10-Q filed on November 14, 2013, February 13, 2014 and May 14, 2014, respectively;
•

Our Current Reports on Form 8-K filed on September 23, 2013, September 27, 2013, November 14, 2013, December 12, 2013, February 13, 2014, February 24, 2014, April 25, 2014 and May 14, 2014, respectively;

•	Our Current Report on Form 8-K/A filed on and September 21, 2013;
•	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and
•	The description of our common stock contained in Forms 8-A filed on April 23, 2010 and amended on April 29, 2010 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, following the date of filing of the registration statement of which this is a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents (all of such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). The information relating to the Company contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: S&W Seed Company, P.O. Box 235, Five Points, CA 93624, telephone (559) 884-2535. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-8 under the Securities Act with respect to the Shares offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statements because certain information has been incorporated into the registration statements by reference in accordance with the rules and regulations of the SEC.  Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate.

We are subject to the informational reporting requirements of the Exchange Act.  In accordance with the Exchange Act, we file reports, proxy statements, and other information with the SEC.  You can inspect and copy these reports, proxy statements, and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available on the SEC's web site.  The address of this site is www.sec.gov.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Equity Incentive Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein as of their respective dates of filing and shall be deemed to be a part hereof:

•	Our Annual Report on Form 10-K filed on September 30, 2013, which contains audited financial statements for the fiscal year ended June 30, 2013;
•	Our Definitive Proxy Statement on Schedule 14A filed on October 28, 2013;
•	Our Quarterly Reports on Form 10-Q filed on November 14, 2013, February 13, 2014 and May 14, 2014, respectively;
•

Our Current Reports on Form 8-K filed on September 23, 2013, September 27, 2013, November 14, 2013, December 12, 2013, February 13, 2014, February 24, 2014, April 25, 2014 and May 14, 2014, respectively;

•	Our Current Report on Form 8-K/A filed on and September 21, 2013;
•	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above; and
•	The description of our common stock contained in Forms 8-A filed on April 23, 2010 and amended on April 29, 2010 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, following the date of filing of the registration statement of which this is a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents (all of such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). The information relating to the Company contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: S&W Seed Company, P.O. Box 235, Five Points, CA 93624, telephone (559) 884-2535. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Nevada Revised Statutes ("NRS") 78.138(7) provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding if the Indemnified Party would not be liable pursuant to NRS 78.138 or the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

NRS 78.7502(2) empowers a corporation to indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such Indemnified Party) in connection with the defense or settlement of such action or suit if such Indemnified Party would not be liable pursuant to NRS 78.138 or such Indemnified Party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the Indemnified Party shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines upon application that in view of all the circumstances, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that to the extent an Indemnified Party has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of NRS 78.7502 described above or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such disinterested directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such disinterested directors cannot be obtained.

NRS 78.751(2) provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition, upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of NRS 78.751(2) do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

NRS 78.751(3) provides that indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 does not exclude any other rights to which an Indemnified Party may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office; provided, however, that unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses pursuant to NRS 78.751(2), indemnification may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue as to an Indemnified Party who has ceased to hold one of the positions specified above, and shall inure to the benefit of his or her heirs, executors and administrators.

NRS 78.752 empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of an Indemnified Party for any liability asserted against such Indemnified Party or liability and expenses incurred by such Indemnified Party, whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the NRS. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

The Company has a contract for insurance coverage under which the Company and certain Indemnified Parties (including the directors and officers of the Company) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such Indemnified Parties.

Effective September 21, 2013, each director of the Company entered into an indemnification agreement (each, an "Indemnification Agreement") which supplements the indemnification rights provided under the Company's articles of incorporation, bylaws, and applicable law. In addition, each director of the Company's wholly owned subsidiaries, S&W Seed Australia Pty Ltd and Seed Genetics International Pty Ltd (each, a "Subsidiary"), entered into separate indemnification agreements with the Company which are substantially in the form of the Indemnification Agreement but relate to service as a director of the Subsidiary. The Indemnification Agreement provides that the Company will indemnify the director (the "Indemnitee") against all expenses (as defined in the agreement) actually and reasonably incurred by the Indemnitee and arising out of his service as a director to the fullest extent permitted by the Company's articles of incorporation, bylaws, and Nevada law or other applicable law and to any greater extent that applicable law may in the future permit. The Indemnification Agreement also provides procedures for the determination of an Indemnitee's right to receive indemnification and the advancement of expenses.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling S&W Seed Company pursuant to applicable state law, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

The restricted securities to be reoffered and resold by the selling shareholders pursuant to this Registration Statement consist of shares of common stock that were acquired or may be acquired pursuant to awards granted to them under the Equity Incentive Plan, including shares that were or may be issued upon the exercise of stock options or the vesting of restricted stock units. These awards and the underlying securities were issued by us to the selling shareholders in reliance upon the exemption from registration under Section 4(2) of the Securities Act or did not involve an offer or sale for purposes of Section 2(a)(3) of the Securities Act because these awards were made on a discretionary basis as bonuses to the selling shareholders, who did not individually negotiate or provide any consideration in exchange for their awards.

Item 8.  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided , however , that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser:  (a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and (d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(5)  For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Five Points, California on May 16, 2014.

S&W SEED COMPANY

By: /s/ Mark S. Grewal
Mark S. Grewal
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of S&W Seed Company, do hereby constitute and appoint Mark S. Grewal and Matthew K. Szot or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Grewal Mark S. Grewal	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2014

/s/ Matthew K. Szot Matthew K. Szot	Senior Vice President of Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2014

/s/ Grover T. Wickersham Grover T. Wickersham	Chairman of the Board	May 16, 2014

/s/ Glen D. Bornt Glen D. Bornt	Director	May 16, 2014

/s/ Michael C. Culhane Michael C. Culhane	Director	May 16, 2014

/s/ Michael M. Fleming Michael M. Fleming	Director	May 16, 2014

/s/ Mark J. Harvey Mark J. Harvey	Director	May 16, 2014

/s/ Ann M. Veneman Ann M. Veneman	Director	May 16, 2014

/s/ Charles B. Seidler Charles B. Seidler	Director	May 16, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on December 19, 2011)
3.2	Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 21, 2013)
4.1	Amended and Restated 2009 Equity Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A filed on October 29, 2013)
4.2	Amendment No. 1 to Amended and Restated 2009 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on September 27, 2013)
4.3	Amendment No. 2 to Amended and Restated 2009 Equity Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A filed on October 28, 2013)
5.1	Opinion of Holland & Knight LLP*
23.1	Consent of M&K CPAS PLLC*
23.2	Consent of Grant Thornton Audit Pty Ltd*
23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in signature page)*

______________

*Filed herewith